SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

AMPLIFY SNACK BRANDS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37530	47-1254894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 5th Street, Suite 1350 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512.600.9893

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On September 12, 2017, the Board of Directors of Amplify Snack Brands, Inc. (the “Company”) appointed Gregory S. Christenson as the Company’s Chief Financial Officer and Craig F. Shiesley as the Company’s President, North America and Chief Operating Officer. There are no arrangements or understandings between either of Mr. Christenson or Mr. Shiesley and any other persons pursuant to their selection as officers of the Company. In connection with such appointments, the Company entered into its standard form of employment agreement for executive officers (a copy of which was previously filed on July 16, 2015 as Exhibit 10.25 to the Company’s registration statement on Form S-1) with each of Mr. Christenson (the “Christenson Agreement”) and Mr. Shiesley (the “Shiesley Agreement”). The following descriptions of the Christenson Agreement and the Shiesley Agreement are qualified in their entirety by the terms of such agreements, the form of which has been previously filed with the Securities and Exchange Commission, and which is incorporated herein by reference.

As previously announced on January 3, 2017, Brian Goldberg, the Company’s previous Chief Financial Officer, will now transition into the newly created role of Chief Strategy Officer and Executive Vice President Corporate Development of the Company, which transition became effective upon the appointment of Mr. Christenson as the Company’s Chief Financial Officer on September 12, 2017. There have been no changes to Mr. Goldberg’s compensation in connection with his transition to his new role at the Company.

Mr. Christenson, 49, most recently served as Chief Financial Officer of The WhiteWave Foods Company (“WhiteWave Foods”), a leading consumer packaged food and beverage company (acquired by Danone in April 2017), a role he held from April 2016 to September 2017. Prior to that, he served as Senior Vice President and Chief Financial Officer, Americas Foods and Beverages of WhiteWave Foods from July 2013 to March 2016. Prior to joining WhiteWave Foods, Mr. Christenson served as Chief Financial Officer and Vice President of Oberto Brands, a meat snacks company, from January 2011 to June 2013, and in various financial roles at Kraft Food, Inc., one of the largest consumer packaged food and beverage companies, for 14 years. Mr. Christenson holds a B.S. in Accounting from Providence College and an M.B.A. from Northeastern University.

Mr. Shiesley, 48, most recently served as President, Vega™ Performance and Nutrition Division at WhiteWave Foods, a role he held from January 2016 to September 2017. Prior to that, he served as President, Plant-Based Foods and Beverages, Yogurt, Canada of WhiteWave Foods from December 2012 to December 2015, and Senior Vice President and General Manager, Silk® and Canada of WhiteWave Foods from January 2008 to December 2012. Prior to joining WhiteWave Foods, he served for 17 years in various international, innovation and brand management roles at S.C. Johnson & Son, a family company that makes leading global household brands. Mr. Shiesley holds a B.S. in Business Management and Finance from Cornell University.

There are no family relationships between either of Mr. Christenson or Mr. Shiesley and any director or executive officer of the Company, and neither Mr. Christenson nor Mr. Shiesley has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The terms of the Shiesley Agreement and the Christenson Agreement are substantially similar to each other, and to the Company’s existing employment agreements for executive officers with each of Messrs. Ennis and Goldberg. Both agreements provide for at-will employment. The agreements also set forth each officer’s initial annual base salary and initial annual target bonus, as well as each officer’s eligibility to participate in benefit plans generally and reimbursements of up to $1,100 per month for automobile-related expenses and mobile telephone charges. The initial annual base salary rates for Messrs. Christenson and Shiesley will be $500,000 and $450,000, respectively, and the annual target bonuses will be equal to 80% and 65% of base salary (pro-rated for 2017 based on their start dates), respectively. Further, Mr. Christenson is eligible for a $50,000 signing bonus and a $100,000 retention bonus, which is contingent on Mr. Christenson’s continued employment with the Company through the six-month anniversary of his start date (subject to certain exceptions). Mr. Shiesley is eligible for a $150,000 signing bonus. Each of Messrs. Christenson and Shiesley will also be eligible to receive reimbursement from the Company for all documented, reasonable moving-related expenses in connection with their relocation to the Austin, Texas area, as well as certain temporary housing and travel expenses prior to the consummation of such relocation, and certain expenses incurred in selling their existing primary residences and purchasing new primary residences in the Austin, Texas area. The foregoing descriptions of the Shiesley Agreement and the Christenson Agreement are qualified in their entirety by the terms of such agreements, the form of which has been previously filed with the Securities and Exchange Commission on July 16, 2015 as Exhibit 10.25 to the Company’s registration statement on Form S-1, and which is incorporated herein by reference.

In connection with Mr. Shiesley’s appointment, the Company has issued to him an option to purchase 1,166,173 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (the “Shiesley Option”). The Shiesley Option will be subject to the terms of the Company’s 2015 Stock Option and Incentive Plan, as amended (the “Plan”), and the Company’s form of Non-Qualified Stock Option Agreement. One third (1/3) of the shares subject to the Shiesley Option shall vest and become exercisable on the last day of the month of first anniversary of the grant date, and the remaining two thirds (2/3) of the shares subject to the Shiesley Option shall vest in twenty-four (24) equal monthly installments thereafter, subject to Mr. Shiesley’s continued service to the Company on each vesting date.

In connection with Mr. Christenson’s appointment, the Company has issued to him an option to purchase 699,704 shares of the Company’s Common Stock (the “Christenson Option”). The Company has also issued to him 144,687 restricted stock units, each unit representing the right to acquire one share of the Company’s Common Stock (the “Christenson RSU,” and collectively with the Christenson Option, the “Christenson Awards”). The Christenson Awards will be subject to the terms of the Plan and the Company’s form of Non-Qualified Stock Option Agreement and Restricted Stock Unit Agreement, respectively. One third (1/3) of the shares subject to the Christenson Awards shall vest on the last day of the month of the first anniversary of the grant date, and the remaining two thirds (2/3) of the shares subject to the Christenson Awards shall vest in twenty-four (24) equal monthly installments thereafter, subject to Mr. Christenson’s continued service to the Company on each vesting date.

In the event that Mr. Christenson or Mr. Shiesley is terminated by the Company “without cause” or for “good reason” and not involving a “change of control” of the Company (each term as defined in the Christenson Agreement and the Shiesley Agreement), subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, the officer whose employment has been terminated shall receive cash severance equal to twelve (12) months’ base salary continuation, and up to twelve (12) monthly cash payments equal to the Company’s monthly contribution for such officer’s health insurance.

In the event that Mr. Christenson or Mr. Shiesley is terminated by the Company “without cause” or “for good reason” within twenty-four (24) months following a “change in control” of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Messrs. Christenson and Shiesley will not be entitled to the severance benefits described above but will instead be entitled to the following: (i) a lump sum cash severance payment equal to 200% of the applicable officer’s annual base salary (payable in 24 equal installments), (ii) up to twenty-four (24) monthly cash payments equal to the Company’s monthly contribution for such officer’s health insurance, and (iii) full accelerated vesting of all outstanding and unvested equity awards of the Company subject solely to time-based vesting and held by the applicable officer.

The Christenson Agreement and the Shiesley Agreement also provide that in the event of a change in control where the parties thereto do not provide for the assumption, continuation or substitution of equity awards of the Company, any and all outstanding and unvested stock option and stock appreciation rights awards held by the applicable officer with vesting, conditions or restrictions that are solely time-based will become fully vested as of the effective time of the change in control and all other outstanding and unvested equity awards held by the applicable officer with vesting, conditions or restrictions that are solely time-based shall become fully vested and non-forfeitable as of the effective time of the change in control.

The payments and benefits provided under the Christenson Agreement and the Shiesley Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to each applicable officer in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to the Christenson Agreement and the Shiesley Agreement, Messrs. Christenson and Shiesley will each be subject to standard perpetual confidentiality and nondisclosure, assignment of IP work product and 18-month post-termination non-competition and non-solicitation of employees, independent contractors and customers covenants.

Each of Mr. Christenson and Mr. Shiesley has entered into the Company’s standard form of indemnification agreement, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On September 12, 2017, the Company issued a press release announcing the items described in Item 5.02 above, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Indemnification Agreement

10.2**	Form of Employment Agreement with Registrant’s executive officers

99.1	Press Release, dated September 12, 2017, issued by Amplify Snack Brands, Inc.

*	Previously filed on July 16, 2015 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1.
**	Previously filed on July 16, 2015 as Exhibit 10.25 to the Company’s Registration Statement on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amplify Snack Brands, Inc.
(Registrant)

By:	/s/ Thomas C. Ennis
Thomas C. Ennis
President and Chief Executive Officer

September 12, 2017

Exhibit Index

Exhibit No.	Description
10.1*	Form of Indemnification Agreement

10.2**	Form of Employment Agreement with Registrant’s executive officers

99.1	Press Release, dated September 12, 2017, issued by Amplify Snack Brands, Inc.

*	Previously filed on July 16, 2015 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1.
**	Previously filed on July 16, 2015 as Exhibit 10.25 to the Company’s Registration Statement on Form S-1.